COMMON STOCK PURCHASE AGREEMENT

          This COMMON STOCK PURCHASE AGREEMENT (this "Agreement") is dated as of March 4, 2002 by and between eMagin Corporation, a Delaware corporation (the
"Company") and Northwind Associates, Inc., a Cayman Islands corporation (the "Purchaser").

          WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall have the right to issue and sell to Purchaser from time to time as provided herein, and Purchaser shall be obligated to purchase, up to $20,000,000 of Common Stock and the Warrant subject to the terms herein; and

          WHEREAS, such investments will be made by the Purchaser as statutory underwriter of a registered indirect primary offering of such Common Stock by the Company.

          NOW, THEREFORE, in consideration of the foregoing premises, and the promises and covenants herein contained, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties, intending to be legally bound, hereby agree as follows:

                                   ARTICLE 1

                        PURCHASE AND SALE OF COMMON STOCK

          Section 1.1. Purchase and Sale of Stock. Subject to the terms and conditions of this Agreement, the Company may sell and issue to the Purchaser and the Purchaser shall be obligated to purchase from the Company, up to an aggregate of, $15,000,000 of Common Stock (the "Commitment Amount") and the Warrant, subject to the terms herein; provided, however, that, the Commitment Amount shall be increased to up to $20,000,000 of Common Stock if at any time beginning one (1) year after the Effective Date (i) the VWAP equals or exceeds $5 per share (adjusted for stock splits and the like) for ten (10) consecutive Trading Days ("Threshold Period"), (ii) during the Threshold Period and during the 10 consecutive Trading Days either immediately before or after the Threshold Period the average daily trading volume equals or exceeds 75,000 shares, and
(iii) on the Trading Day immediately after the Threshold Period the Company's market cap (based on the average of the VWAPs during the Threshold Period) equals or exceeds $100,000,000.

          Section 1.2. Purchase Price and Initial Closing. The Company agrees to issue and sell to the Purchaser and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Purchaser agrees to purchase that number of the Shares to be issued in connection with each Draw Down. The delivery of executed documents under this Agreement and the other agreements referred to herein and the payment of the fees set forth in Article I of the Escrow Agreement, attached as Exhibit B hereto, (the "Initial Closing") shall take place at the offices of Feldman
Weinstein LLP, 36 West 44th Street, New York, New York 10036-8102 (i) within fifteen (15) days from the date hereof, or (ii) such other time and place or on such date as the Purchaser and the Company

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may agree upon (the  "Initial  Closing  Date").  Each party  shall  deliver  all documents, instruments and writings required to be delivered by such party pursuant to this Agreement at or prior to the Initial Closing.

                                    ARTICLE 2

                         REPRESENTATIONS AND WARRANTIES

          Section 2.1. Representation and Warranties of the Company. The Company hereby makes the following representations and warranties to the Purchaser, in each case except as set forth in the SEC Documents or on the Disclosure Letter prepared by the Company and delivered concurrently herewith, or as contemplated by this Agreement:

                    (a) Organization, Good Standing and Power. The Company is a corporation duly incorporated validly existing and in good standing under the laws of Delaware and has all requisite corporate authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, except as would not have a Material Adverse Effect. The Company does not have any subsidiaries and does not own more than fifty percent (50%) of or control any other business entity. The Company is duly qualified to do business and is in good standing as a foreign corporation in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have a Material Adverse Effect.

                    (b) Authorization, Enforcement. (i) The Company has the requisite corporate power and corporate authority to enter into and perform its obligations under the Transaction Documents and to issue the Draw Down Shares pursuant to their respective terms, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required, and (iii) the Transaction Documents have been duly executed and delivered by the Company and at the Initial Closing shall constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

                    (c) Capitalization.

                        (i) The authorized capital stock of the Company consists
                of 100,000,000 shares of Common Stock of which 25,085,144 shares are issued and outstanding and 10,000,00 preferred shares, none of which are issued and outstanding. All of the outstanding shares of the Company's Common Stock have

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                been  duly  and  validly  authorized  and  are  fully  paid  and non-assessable, except as set forth in the SEC Documents.

                        (ii) No shares of Common Stock are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company. Furthermore, there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of Common Stock. The Company is not a party to any agreement granting registration rights to any person with respect to any of its equity or debt securities. The Company is not a party to, and it has no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company. The offer and sale of all capital stock, convertible securities, rights, warrants, or options of the Company issued prior to the Initial Closing complied in all material respects with all applicable federal and state securities laws, and no stockholder has a right of rescission or damages with respect thereto which would have a Material Adverse Effect. The Company has made available to the Purchaser true and correct copies of the Company's articles or certificate of incorporation as in effect on the date hereof (the "Charter"), and the Company's bylaws as in effect on the date hereof (the "Bylaws"). The Company has not received any notice from the Principal Market questioning or threatening the continued inclusion of the Common Stock on such market.

                    (d) Issuance of Shares. The Warrant Shares to be issued upon exercise of the Warrant have been duly authorized by all necessary corporate action and, when paid for and issued in accordance with the terms hereof and the Warrant, the Warrant Shares shall be validly issued and outstanding, fully paid and non-assessable, and the Purchaser shall be entitled to all rights accorded to a holder of Common Stock.

                    (e) No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated herein do not and will not (i) violate any provision of the Company's Charter or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party, (iii) create or impose a lien, charge or encumbrance on any property of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound, or (iv) result in a violation of any federal, state or local statute, rule, regulation, order, judgment or decree (including any federal or state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries are bound, except, in all cases, for such conflicts, defaults, termination, amendments, accelerations, cancellations and violations

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          as  would  not,  individually  or in the  aggregate,  have a  Material
          Adverse  Effect.  The business of the Company and its  subsidiaries is
          not  being   conducted  in  violation  of  any  laws,   ordinances  or
          regulations of any governmental entity, except for violations which singularly or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under any federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement, or issue and sell the Shares in accordance with the terms hereof (other than any filings which may be required to be made by the Company with the SEC or state securities administrators subsequent to the Initial Closing and any registration statement which may be filed pursuant hereto); provided, however, that for purpose of the representations made in this sentence, the Company
          is  assuming   and  relying   upon  the   accuracy  of  the   relevant
          representations and agreements of the Purchaser herein.

                    (f) SEC Documents, Financial Statements. The Common Stock of the Company is registered pursuant to Section 12(g) of the Exchange Act, and the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act. The Company has delivered or made available to the Purchaser, through the EDGAR system or otherwise, true and complete copies of the SEC Documents filed with the SEC since December 31, 1999. As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the SEC promulgated thereunder applicable to such documents, and, as of their respective filing dates, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements under GAAP and the published rules and regulations of the SEC. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements or do not reflect normal year-end adjustments), and fairly present in all material respects the financial position of the Company and its subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

                    (g) Subsidiaries. The SEC Documents or the Disclosure Schedule sets forth each subsidiary of the Company, showing the jurisdiction of its incorporation or organization and showing the percentage of the Company's ownership of the outstanding stock or other interests of such subsidiary. For the purposes of this Agreement, "subsidiary" shall mean any corporation or other entity of which at least a majority of the securities or other ownership interests having ordinary voting power (absolutely or

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          contingently)   for  the  election  of  directors  or  other   persons
          performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other subsidiaries. All of the issued and outstanding shares of capital stock of each subsidiary have been duly authorized and validly issued, and are fully paid and non-assessable. Neither the Company nor any subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the capital stock of any subsidiary or any convertible securities, rights, warrants or options of the type described in the preceding sentence.

                    (h) No Material Adverse Effect. Since the date of the financial statement contained in the most recently filed Form 10-Q or Form 10-K, whichever is most current, no Material Adverse Effect has occurred or exists with respect to the Company.

                    (i) No Undisclosed Liabilities. Since the date of the financial statement contained in the most recently Form 10-Q or Form 10-K, whichever is most current, neither the Company nor any of its subsidiaries has any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) that would be required to be disclosed on a balance sheet of the Company or any subsidiary (including the notes thereto) in conformity with GAAP or which would have to be disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company's or its subsidiaries' respective businesses since such date and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company or its subsidiaries.

                    (j) No Undisclosed Events or Circumstances. Since the date of the financial statement contained in the most recently filed Form 10- Q (or 10-QSB) or Form 10-K (or 10-KSB), whichever is most current, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, prospects, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the SEC Documents.

                    (k) Indebtedness. The SEC Documents or the Disclosure Schedule sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any subsidiary, or for which the Company or any subsidiary has commitments. For the purposes of this Agreement, "Indebtedness" shall mean (A) any liabilities for borrowed money or amounts owed in excess of $500,000 (other than trade accounts payable incurred in the ordinary course of business), (B) all guaranties, endorsements and contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company's balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (C) the present value of any lease payments in excess of $500,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any subsidiary is in default with respect to any Indebtedness.

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                    (l)  Title  to  Assets.   Each  of  the   Company   and  the
          subsidiaries has good and marketable title to all of its real and personal property reflected in the SEC Documents, free of any mortgages, pledges, charges, liens, security interests or other encumbrances, except for those that do not cause a Material Adverse Effect. All said leases of the Company and each of its subsidiaries are valid and subsisting and in full force and effect.

                    (m)  Actions  Pending.  As of the date  hereof,  there is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any subsidiary which questions the validity of this Agreement or the transactions contemplated hereby or any action taken or to be taken pursuant hereto or thereto. There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened, against or involving the Company, any subsidiary or any of their respective properties or assets, except as would not have a Material Adverse Effect. Except as would not have a Material Adverse Effect, there are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any subsidiary.

                    (n) Compliance with Law. The Company and each of its subsidiaries have all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of their respective businesses as now being conducted by them unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

                    (o) Taxes. The Company and each subsidiary has filed all material Tax Returns which it is required to file under applicable laws; all such material Tax Returns are true and accurate and have been prepared in each case, in all material respects in compliance with all applicable laws; the Company has paid all material Taxes due and owing by it or any subsidiary (whether or not such material Taxes are required to be shown on a Tax Return) and has withheld and paid over to the appropriate taxing authorities all material Taxes which it is required to withhold from amounts paid or owing to any employee, stockholder, creditor or other third parties; and since December 31, 2000, the charges, accruals and reserves for material Taxes with respect to the Company (including any provisions for deferred income taxes) reflected on the books of the Company are in the aggregate adequate to cover any Tax liabilities of the Company if its current tax year were treated as ending on the date hereof.

                    No material written claim has been made by a taxing authority in a jurisdiction where the Company does not file tax returns that the Company or any subsidiary is or may be subject to taxation by that jurisdiction. Except as would not have a Material Adverse Effect, (i) there are no foreign, federal, state or local tax audits or administrative or judicial proceedings pending or being conducted with respect to the Company or any subsidiary; (ii) no information related to Tax matters has been requested by any foreign, federal, state or local taxing authority; and, (iii) except as disclosed above,

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          no  written  notice  indicating  an  intent  to open an audit or other review has been received by the Company or any subsidiary from any foreign, federal, state or local taxing authority. The Company (A) has not executed or entered into a closing agreement pursuant to section 7121 of the Internal Revenue Code or any predecessor provision thereof or any similar provision of state, local or foreign law; and (B) has not agreed to or is required to make any adjustments pursuant to section 481 (a) of the Internal Revenue Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by the Company or any of its subsidiaries or has any knowledge that the IRS has proposed any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of the Company. The Company has not been a United States real property holding corporation within the meaning of section 897(c)(2) of the Internal Revenue Code during the applicable period specified in section 897(c)(1)(A)(ii) of the Internal Revenue Code.

                    The Company is not liable for the Taxes of another person that is not a subsidiary of the Company under Treas. Reg. section 1.1502-6 (or comparable provisions of state, local or foreign law). The Company is not a party to any tax sharing agreement under which the Company could be liable for any material taxes of any party (other than a under which the Company could be liable for any material taxes of any party (other than a subsidiary of the Company) after the Closing Date. The Company has not made any payments, is not obligated to make payments nor is it a party to an agreement that could obligate it to make any payments that would not be deductible under section 280G of the Internal Revenue Code.

                    For purposes of this Section 2.1(o):

                    "IRS" means the United States Internal Revenue Service.

                    "Tax" or "Taxes" means federal, state, county, local, foreign, or other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated and other taxes of any kind whatsoever (including, without limitation, deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not.

                    "Tax Return" means any return, information report or filing with respect to Taxes, including any schedules attached thereto and including any amendment thereof.

                    (p) Certain Fees. No brokers, finders or financial advisory fees or commissions will be payable by the Company or any subsidiary with respect to the transactions contemplated by this Agreement.

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                    (q)  Operation  of  Business.  The  Company  and each of the subsidiaries owns or possesses all patents, trademarks, service marks, trade names, copyrights, licenses and authorizations as set forth in the SEC Documents or on the Disclosure Schedule hereto, and all rights with respect to the foregoing, which are necessary for the conduct of its business as now conducted without any conflict with the rights of others.

                    (r) Insurance. The Company carries or will have the benefit of insurance in such amounts and covering such risks as is adequate in all material respects for the conduct of its business and the value of its properties and as is customary for companies engaging in similar businesses and similar industries.

                    (s) Books and Records. The records and documents of the Company and its subsidiaries accurately reflect in all material respects the information relating to the business of the Company and the subsidiaries, the location and collection of their assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company or any subsidiary.

                    (t) Material Agreements. Neither the Company nor any subsidiary is a party to any Material Agreement. Except as would not have a Material Adverse Effect, the Company and each of its subsidiaries has performed all the obligations required to be performed by them to date under the foregoing agreements, have received no notice of default and, to the best of the Company's knowledge are not in default under any Material Agreement now in effect, the result of which would cause a Material Adverse Effect. Except as set forth in the SEC Documents, no written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement of the Company or of any subsidiary limits or shall limit the payment of dividends on the Company's Common Stock.

                    (u) Transactions with Affiliates. There are no material loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions exceeding $100,000 between (A) the Company, any subsidiary on the one hand, and
          (B) on the other hand, any officer, employee, consultant or director of the Company, or any of its subsidiaries, or any person owning 5% or more of the capital stock of the Company or any subsidiary or any member of the immediate family of such officer, employee, consultant, director or stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder, or a member of the immediate family of such officer, employee, consultant, director or stockholder.

                    (v) Securities Laws. The Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Shares hereunder. Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy the Shares or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person (other than the Purchaser), so as to bring the issuance and sale of the Shares under the registration

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          provisions of the Securities Act and applicable state securities laws.
          Neither the Company nor any of its  affiliates,  nor any person acting
          on  its  or  their  behalf,   has  engaged  in  any  form  of  general
          solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Shares.

                    (w) Employees. Neither the Company nor any subsidiary has any collective bargaining arrangements or agreements covering any of its employees. Neither the Company nor any subsidiary is in breach of any employment contract, agreement regarding proprietary information, noncompetition agreement, nonsolicitation agreement, confidentiality agreement, or any other similar contract or restrictive covenant to which the Company is a party, relating to the right of any officer, employee or consultant to be employed or engaged by the Company or such subsidiary. Since the date of the December 31, 2000 Form 10-K (or 10-KSB), no officer, consultant or key employee of the Company or any subsidiary whose termination, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, has terminated or, to the knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company or any subsidiary.

                    (x) Absence of Certain Developments. Except as would not have a Material Adverse Effect, since the date of the financial statement contained in the most recently filed Form 10-Q or Form 10-K, whichever is most current, neither the Company nor any subsidiary has:

                        (i) issued any stock, bonds or other corporate securities or any rights, options or warrants with respect thereto (other than pursuant to equity incentive plans or arrangements adopted by the Company);

                        (ii) borrowed any material  amount or incurred or become
                subject to any material liabilities (absolute or contingent) except liabilities incurred in the ordinary course of business;

                        (iii) discharged or satisfied any lien or encumbrance or
                paid any material obligation or liability (absolute or contingent), other than liabilities paid in the ordinary course of business;

                        (iv) declared or made any payment or distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock;

                        (v) suffered any material losses (except for anticipated
                losses consistent with prior quarters) or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business;

                        (vi) made any material changes in employee  compensation
                except in the ordinary course of business and consistent with past practices;

                        (vii) made capital  expenditures or commitments therefor
                that aggregate in excess of $500,000;

                        (viii) entered into any other material transaction, whether or not in the ordinary course of business;

                        (ix)  suffered  any  material  damage,   destruction  or
                casualty loss, whether or not covered by insurance;

                        (x) experienced any material problems with labor or management in connection with the terms and conditions of their employment; or

                        (xi) effected any two or more events of the foregoing kind which in the aggregate would be material to the Company or its subsidiaries.

                    (aa) Acknowledgment Regarding Purchaser's Purchase of Shares. Company acknowledges and agrees that Purchaser is acting solely in the capacity of arm's length purchaser with respect to this Agreement and the transactions contemplated hereunder. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereunder.


          Section 2.2. Representations and Warranties of the Purchaser. The Purchaser hereby makes the following representations and warranties to the
Company:

                    (a)  Organization   and  Standing  of  the  Purchaser.   The
          Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the Cayman Islands.

                    (b) Authorization and Power. The Purchaser has the requisite power and authority and financial resources to enter into and perform the Transaction Documents and to purchase the Shares being sold to it hereunder. The execution, delivery and performance of the Transaction Documents by Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action and at the Initial Closing shall constitute valid and binding obligations of the Purchaser enforceable against the Purchaser in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application

                    (c) No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby or relating hereto do not and will not (i) result in a violation of the Purchaser's charter documents or bylaws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument to which the Purchaser is a party, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to the Purchaser or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on the business, operations, properties or financing conditions of the Purchaser or on the ability of Purchaser to consummate the transactions contemplated by the Transaction Agreements). The Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or to purchase the Shares in accordance with the terms hereof.

                    (d) Financial Risks. The Purchaser acknowledges that it is able to bear the financial risks associated with an investment in the Shares and the Warrant and that it has been given full access to such records of the Company and the subsidiaries and to the officers of the Company and the subsidiaries as it has deemed necessary or appropriate to conduct its due diligence investigation. The Purchaser is capable of evaluating the risks and merits of an investment in the Shares and the Warrant by virtue of its experience as an investor and its knowledge, experience, and sophistication in financial and business matters and the Purchaser is capable of bearing the entire loss of its investment in the Shares and the Warrant.

                    (e) Accredited Investor. The Investor is an "accredited investor" as defined in Regulation D promulgated under the Securities Act.

                    (f) General.  The Purchaser  understands that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the suitability of the Purchaser to acquire the Shares.

                    (g) Litigation; Claims. There are no lawsuits or proceedings pending or, to the knowledge of the Purchaser, threatened, against the Purchaser or any subsidiary, nor has the Purchaser received any written or oral notice of any action, suit, proceeding or investigation. No judgment, order, writ, injunction or decree or award has been issued by or, to the knowledge of the Purchaser, requested of any court, arbitrator or governmental agency.

                    (h) Not an Affiliate. Purchaser is not an officer, director or "affiliate" (as that term is defined in Rule 405 of the Securities
          Act) of the Company.

                    (i) Disclosure; Access to Information. Purchaser has reviewed all documents, records, books and other publicly available information pertaining to Purchaser's investment in the Company that have been requested and received by the Purchaser.

                    (j) Manner of Sale. At no time was Purchaser presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising.

                    (k) Underwriter Liability. Purchaser understands that it is the position of the SEC that the Purchaser is an underwriter within the meaning of Section 2(11) of the Securities Act and that the Purchaser will be identified as an underwriter of the Draw Down Shares in the Registration Statement.

                                    ARTICLE 3

                                    COVENANTS


          The Company covenants with the Purchaser as follows:


          Section 3.1. The Shares. As of the date of each applicable Draw Down Notice, the Company will have authorized and reserved, free of preemptive rights and other similar contractual rights of stockholders, a sufficient number of its authorized but unissued shares of its Common Stock to cover the Draw Down Shares to be issued in connection with such Draw Down requested under this Agreement. The Draw Down Shares to be issued under this Agreement, when paid for and issued in accordance with the terms hereof, shall be duly and validly issued and outstanding, fully paid and non-assessable, and the Purchaser shall be entitled to all rights accorded to a holder of Common Stock. Anything in this Agreement to the contrary notwithstanding, (i) at no time will the Company request a Draw Down which would result in the issuance of an aggregate number of shares of Common Stock pursuant to this Agreement which exceeds 19.9% of the number of shares of Common Stock issued and outstanding on the Initial Closing Date without obtaining stockholder approval of such excess issuance, or such other amount as would require stockholder approval under rules of the Principal Market or otherwise without obtaining stockholder approval of such excess issuance, and
(ii) the Company may not make a Draw Down to the extent that, after such purchase by the Purchaser, the sum of the number of shares of Common Stock beneficially owned by the Purchaser and its affiliates would result in beneficial ownership by the Purchaser and its affiliates of more than 9.9% of the then outstanding shares of Common Stock. For purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with
Section 13(d) of the Exchange Act.

          Section 3.2. Securities Compliance. If applicable, the Company shall notify the Principal Market, in accordance with its rules and regulations, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Shares and the Warrant to the Purchaser.

          Section 3.3. Registration and Listing. The Company will use its reasonable best efforts to cause its Common Stock to continue to be registered under Sections 12(b) or 12(g) of the Exchange Act, will comply in all respects with its reporting and filing obligations under the

Exchange Act, will comply with all requirements related to any registration statement filed pursuant to this Agreement, and will not voluntarily take any action or file any document (whether or not permitted by the Securities Act or the Exchange Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. The Company will use its reasonable best efforts to take all action necessary to continue the listing or trading of its Common Stock on the Principal Market and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Principal Market and shall provide the Purchaser with copies of any correspondence to or from such Principal Market which questions or threatens delisting of the Common Stock, within three (3) Trading Days of the Company's receipt thereof, until the Purchaser has disposed of all of the Shares.

          Section 3.4. Escrow Arrangement. The Company and the Purchaser shall enter into an escrow arrangement with Feldman Weinstein, LLP (the "Escrow Agent") in the form of Exhibit B hereto respecting payment against delivery of the Shares.

          Section 3.5. Registration Rights Agreement. The Company and the Purchaser shall enter into the Registration Rights Agreement in the Form of Exhibit A hereto. Before the Purchaser shall be obligated to accept a Draw Down request from the Company, the Company shall have caused a sufficient number of shares of Common Stock to be registered to cover the Shares to be issued in connection with such Draw Down.

          Section 3.6. Accuracy of Registration Statement. On each Settlement Date, the Registration Statement and the prospectus therein shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances under which they were made; and on such Settlement Date or date of filing the Registration Statement and the prospectus therein will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement and the prospectus therein in reliance upon and in conformity with the information furnished in writing to the Company by the Purchaser specifically for inclusion in the Registration Statement and the prospectus therein.

          Section 3.7. Compliance with Laws. The Company shall comply, and cause each subsidiary to comply, with all applicable laws, rules, regulations and orders, noncompliance with which could have a Material Adverse Effect.

          Section 3.8. Keeping of Records and Books of Account. The Company shall keep and cause each subsidiary to keep adequate records and books of account, in which entries that are complete in all material respects will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and its subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

          Section 3.9. Notice of Certain Events Affecting Registration; Suspension of Right to Request a Draw Down. The Company will promptly notify the Purchaser in writing upon the occurrence of any of the following events in respect of the Registration Statement or related prospectus in respect of the
Shares: (i) receipt of any request for additional information from the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement the response to which would require any amendments or supplements to the Registration Statement or related prospectus; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;
(iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction in which the Purchaser is entitled to sell the Shares hereunder or the receipt of notice with respect to the initiation of any proceeding for such purpose; (iv) becoming aware that any statement made in the Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Company's determination that the filing of a post-effective amendment to the Registration Statement is required. The Company shall not deliver to the Purchaser any Draw Down Notice during the continuation of any of the foregoing events. The Company shall promptly make available to the Purchaser any such supplements or amendments to the related prospectus, at which time, provided that the registration statement and any supplements and amendments thereto are then effective, the Company may recommence the delivery of Draw Down Notices.

          Section 3.10. Consolidation; Merger. The Company shall not, at any time prior to the termination of this Agreement, effect any merger or consolidation of the Company with or into, or a transfer of all or substantially all of the assets of the Company to, another entity (a "Consolidation Event") unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument or by operation of law the obligation of the Company with respect to the obligations hereunder.

          Section 3.11. Limitation on Future Financing. The Company agrees that it will not enter into any equity line type of financing during the term of this Agreement. In the event the Company enters into any other subsequent sale of its securities ("Subsequent Placement"), the Company shall deliver to the Purchaser a written notice (a "Subsequent Placement Notice") of its intention to effect such Subsequent Placement, which Subsequent Placement Notice shall describe in reasonable detail the proposed terms of such Subsequent Placement, the amount of proceeds intended to be raised thereunder, the persons and/or entities with whom such Subsequent Placement shall be effected, and attached to which shall be a term sheet or similar document relating thereto. If the Purchaser shall not have notified the Company by 6:30 p.m.

(New York City time) on the 5th Trading Day after their receipt of the Subsequent Placement Notice of their willingness to participate in or provide (or to cause their sole designee to provide), subject to completion of mutually acceptable documentation, financing to the Company on conversion, reset and pricing terms (including original issue discount, if any) and substantially on such other terms as set forth in the Subsequent Placement Notice, the Company may effect the Subsequent Placement substantially upon the terms and to the persons and/or entities set forth in the Subsequent Placement Notice and the Purchaser shall not have any further rights with regard to the sale, conversion or exercise of the Company's securities pursuant to the Subsequent Placement; provided, however, that the Company shall provide the Purchaser with a second Subsequent Placement Notice, and the Purchaser shall again have the right of first refusal set forth above in this Section, if the Subsequent Placement subject to the initial subsequent Placement Notice shall not have been consummated for any reason on conversion, reset and pricing terms (including original issue discount, if any) and substantially on such other terms set forth in such Subsequent Placement Notice within 60 Trading Days after the date of the initial Subsequent Placement Notice with the persons and/or entities identified in the Subsequent Placement Notice. The foregoing right of participation or first refusal shall not apply to any sale of securities (i) pursuant to any presently existing or future employee benefit plan which plan has been or is approved by the Company's stockholders, (ii) pursuant to any compensatory plan for a full-time employee or key consultant, (iii) in connection with a strategic partnership or other business transaction, the principal purpose of which is not simply to raise money, or (iv) pursuant to the exercise of any presently issued and outstanding options or warrants.

          Section 3.12. Minimum Commitment Amount. During the Commitment Period, the Company shall make Draw Downs of at least $250,000, in the aggregate, pursuant to this Agreement. In the event that the Company fails to make Draw Downs of at least $250,000, in the aggregate, during the Commitment Period, the Company shall pay the Purchaser, as liquidated damages, within five (5) days from the end of the Commitment Period, an amount equal to $250,000 minus the aggregate Purchase Price of all Draw Downs.

          Section 3.13. Use of Proceeds. The proceeds from the sale of the Shares will be used by the Company and its subsidiaries for general corporate purposes.

          The Purchaser covenants with the Company as follows:

          Section 3.14. Prospectus Delivery Requirements. The Purchaser agrees that it will, whenever required by federal securities laws, deliver the Prospectus included in the Registration Statement to any purchaser of Draw Down Shares from the Purchaser.

                                    ARTICLE 4

                  CONDITIONS TO INITIAL CLOSING AND DRAW DOWNS

          Section 4.1. Conditions Precedent to the Obligation of the Company to Sell the Shares. The obligation hereunder of the Company to proceed to close this Agreement and to issue and sell the Shares to the Purchaser is subject to the satisfaction or waiver, at or before the Initial Closing, and as of each Settlement Date of each of the conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

                    (a) Accuracy of the Purchaser's Representations and Warranties. The representations and warranties of the Purchaser shall be true and correct in all material respects as of the date when made and as of the Initial Closing and as of each Settlement Date as though made at that time, except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such date.

                    (b) Performance by the Purchaser. The Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the Initial Closing and as of each Settlement Date.

                    (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

                    (d) No Proceedings or Litigation. No material action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced against the Purchaser or the Company or any subsidiary, or any of the officers, directors or affiliates of the Company or any subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

          Section 4.2. Conditions Precedent to the Obligation of the Purchaser to Close. The obligation hereunder of the Purchaser to perform its obligations under this Agreement and to purchase the Shares is subject to the satisfaction or waiver, at or before the Initial Closing, of each of the conditions set forth below. These conditions are for the Purchaser's sole benefit and may be waived by the Purchaser at any time in its sole discretion.

                    (a) Accuracy of the Company's Representations and Warranties. Each of the representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Initial Closing as though made at that time (except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such date).

                    (b)  Performance  by the  Company.  The  Company  shall have performed, satisfied and complied in all material respects with all material covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Initial Closing.

                    (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

                    (d) No Proceedings or Litigation. No material action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, against the Purchaser or the Company or any subsidiary, or any of the officers, directors or affiliates of the Company or any subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

                    (e) Opinion of Counsel, Etc. At the Initial Closing, the Purchaser shall have received an opinion of counsel to the Company, dated as of the Initial Closing Date, in the form of Exhibit C hereto.

                    (f) Warrant. On the Initial Closing Date, the Company shall issue to the Purchaser a warrant to purchase 150,000 shares of Common Stock (the "Warrant"). The Warrant shall be exercisable for the period of 3 years beginning 6 months after the date on which the Warrant is delivered to the Escrow Agent for the Initial Closing. The exercise price of the Warrant shall be $0.8731 (115% of the average of the 15 consecutive VWAPs immediately preceding the date on which the Warrant is delivered to the Escrow Agent for the Initial Closing). The Common Stock underlying the Warrant will be registered in the Registration Statement referred to in Section 4.3 hereof. The Warrant shall be in the form of Exhibit E hereto.

          Section 4.3. Conditions Precedent to the Obligation of the Purchaser to Accept a Draw Down and Purchase the Shares. The obligation hereunder of the Purchaser to accept a Draw Down request and to acquire and pay for the Shares is subject to the satisfaction at or before each Settlement Date, of each of the conditions set forth below.

                    (a) Satisfaction of Conditions to Initial Closing. The Company shall have satisfied at the Initial Closing, or the Purchaser shall have waived at the Initial Closing, the conditions set forth in
          Section 4.2 hereof

                    (b) Effective Registration Statement. The Registration Statement registering the Shares to be delivered in connection with the applicable Draw Down shall have been declared effective by the SEC and shall remain effective on the applicable Settlement Date.

                    (c) No Suspension. Trading in the Company's Common Stock shall not have been suspended by the SEC or the Principal Market (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the delivery of each Draw Down Notice), and, at any time prior to such Draw Down Notice, trading in securities generally as reported on the Principal Market shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported on the Principal Market unless the general suspension or limitation shall have been terminated prior to the delivery of such Draw Down Notice.

                    (d) Material Adverse Effect. No Material Adverse Effect and no Consolidation Event where the successor entity has not agreed to perform the Company's obligations shall have occurred, such occurrences to be determined in accordance with Section 8.9 herein.

                    (e) Opinion of Counsel. The Purchaser shall have received an opinion from the Company's counsel in the form of Exhibit C, and any other items set forth in the Escrow Agreement.

                                    ARTICLE 5

                                 DRAW DOWN TERMS

          Section 5.1. Draw Down Terms. Subject to the satisfaction of the conditions set forth in this Agreement, the parties agree as follows:

                    (a) The Company may, in its sole discretion, issue and exercise draw downs against the Commitment Amount (each a "Draw Down") during the Commitment Period, which Draw Downs the Purchaser shall be obligated to accept, subject to the terms and conditions herein.

                    (b) Only one Draw Down shall be allowed in each Draw Down Pricing Period and the Company may not exercise a Draw Down until the applicable Trading Cushion has elapsed since the last Settlement Date. The number of shares of Common Stock purchased by the Purchaser with respect to each Draw Down shall be determined as set forth in Section 5.1(e) herein and settled on or before the 3rd Trading Day immediately after the Draw Down Pricing Period (each such settlement period and each such settlement date referred to as a "Settlement Period" and a "Settlement Date", respectively).

                    (c) In connection with each Draw Down Pricing Period, the Company may set the Threshold Price in the Draw Down Notice.

                    (d) The minimum Investment Amount for any Draw Down shall be $50,000 and the maximum Investment Amount as to each Draw Down shall be equal to the lesser of (i) $5,000,000, and (ii) 15% of the volume weighted average price for the Common Stock (as reported by the American Stock Exchange) for the 30 Trading Days immediately prior to the applicable Commencement Date (defined below) multiplied by the total aggregate trading volume in respect of the Common Stock for such period. Notwithstanding anything herein to the contrary, in the event the minimum Investment Amount is greater than the maximum Investment Amount, as to such Draw Down only, the minimum Investment Amount shall equal the maximum Investment Amount, but in no event shall the minimum Investment Amount be less than $25,000, such that if the maximum Investment Amount is less than $25,000, then the Company shall be precluded from exercising a Draw Down at such time.

                    (e) The number of Shares of Common Stock to be issued on each Settlement Date shall be a number of shares equal to the sum of the quotients (for each Trading Day within the Settlement Period) of
          (x) 1/10th of the Investment Amount, and (y) the Purchase Price on each Trading Day within the Draw Down Pricing Period, subject to the following adjustments:

                              (i) if the  VWAP  on a given  Trading  Day is less
                    than the Threshold Price, then that portion of the Investment Amount to be paid on the immediately pending Settlement Date shall be reduced by 1/10th of the Investment Amount and such Trading Day shall be withdrawn from the Draw Down Pricing Period; and

                              (ii) if during  any  Trading  Day  during the Draw
                    Down Pricing Period trading of the Common Stock on the Principal Market is suspended for more than 3 hours, in the aggregate, or if any Trading Day during the Settlement Period is shortened because of a public holiday, then that portion of the Investment Amount to be paid on the immediately pending Settlement Date shall be reduced by 1/10th of the Investment Amount for each such suspension and such Trading Days shall be withdrawn from the Settlement Period; and

                              (iii) if during  any  Trading  Day during the Draw
                    Down Pricing Period sales of Draw Down Shares pursuant to the Registration Statement are suspended by the Company in accordance with Sections 3(j) or 5(e) of the Registration Rights Agreement for more than three (3) hours, in the aggregate, during the Settlement Period, then that portion of the Investment Amount to be paid on the immediately pending Settlement Date shall be reduced by 1/10th of the Investment Amount and such Trading Days shall be withdrawn from the Settlement Period.

                    (f) The Company must inform the Purchaser by delivering a draw down notice, in the form of Exhibit D hereto (the "Draw Down Notice"), via facsimile transmission in accordance with Section 8.4 as to the amount of the Draw Down (the "Investment Amount") the Company wishes to exercise. The Draw Down Notice shall also inform the Purchaser the first day of the Draw Down Pricing Period (the "Commencement Date"); provided; however, if the Commencement Date shall be the date on which the Draw Down Notice is delivered, the Draw Down Notice must delivered to the Purchaser at least 1 hour before trading commences on such Trading Day date. At no time shall the Purchaser be required to purchase more than the maximum Investment Amount for a given Draw Down Pricing Period.

                    (g) On or before each Settlement Date, the Shares purchased by the Purchaser shall be delivered to The Depository Trust Company ("DTC") on the Purchaser's behalf. Upon the Company electronically delivering whole shares of Common Stock to the Purchaser or its designees via DTC through its Deposit Withdrawal Agent Commission ("DWAC") system prior to 1:00 p.m. ET, the Purchaser shall wire transfer immediately available funds to the Company's designated account on such day, less any fees as set forth in the Escrow
          Agreement, which fees shall be wired as directed in the Escrow Agreement. Upon the Company electronically delivering whole shares of Common Stock to the Purchaser or its designee's DTC account via DWAC after 1:00 p.m. ET, the Purchaser shall wire transfer next day available funds to the Company's designated account on such day, less any fees as set forth in the Escrow Agreement, which fees shall be wired as directed in the Escrow Agreement. In the event that either party elects to use the Escrow Agent, the Shares shall be credited by the Company to the DTC account designated by the Purchaser via DWAC upon receipt by the Escrow Agent of payment for the Draw Down Shares into the Escrow Agent's master escrow account and notice to the Company thereof, all as further set forth in the Escrow Agreement. The Escrow Agent shall be directed to pay the purchase price to the Company, net of $1,000 per Settlement as escrow expenses to the Escrow Agent and any additional fees as set forth in the Escrow Agreement.

                                    ARTICLE 6

                                   TERMINATION

          Section 6.1. Term. The term of this Agreement shall begin on the date hereof and shall end 36 months from the Effective Date or as otherwise set forth in Section 6.2.

          Section 6.2. Other  Termination.

                    (a) This Agreement shall terminate upon one (1) Trading Day's notice if (i) an event resulting in a Material Adverse Effect has occurred and has not been cured for a period of ninety (90) days after giving notice thereof, (ii) the Common Stock is de-listed from the Principal Market unless such de-listing is in connection with the Company's subsequent listing of the Common Stock on the Nasdaq National Market, Nasdaq SmallCap Market, the American Stock Exchange or the New York Stock Exchange, or (iii) the Company files for protection from creditors under any applicable law.

                    (b) The Company may terminate this Agreement upon 1 Trading Day's notice if the Purchaser shall fail to fund more than 1 properly noticed Draw Down within 5 Trading Days of the end of the applicable Settlement Period.

          Section 6.3. Effect of Termination. In the event of termination of this Agreement pursuant to Section 6.2 herein, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated without further action by either party. If this Agreement is terminated as provided in Section 6.1 or 6.2 herein, this Agreement shall become void and of no further force and effect, except for Sections 8.1, 8.2 and 8.9, and Article 7 herein, which shall survive the termination of this Agreement. Nothing in this Section 6.3 shall be deemed to release the Company or the Purchaser from any liability for any breach under this Agreement, or to impair the rights of the Company or the Purchaser to compel specific performance by the other party of its obligations under this Agreement.

                                    ARTICLE 7

                                 INDEMNIFICATION

          Section 7.1. General Indemnity.

                    (a) The Company agrees to indemnify and hold harmless the Purchaser (and its directors, officers, affiliates, agents, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys' fees, charges and disbursements) incurred by the Purchaser as a result of any inaccuracy in or breach of the representations, warranties or covenants made by the Company herein.

                    (b) The Purchaser agrees to indemnify and hold harmless the Company and its directors, officers, affiliates, agents, successors and assigns from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys' fees, charges and disbursements) incurred by the Company as result of any material inaccuracy in or breach of the representations, warranties or covenants made by the Purchaser herein. Notwithstanding anything to the contrary herein, the Purchaser shall be liable under this Section 7.1(b) for only that amount as does not exceed the gross proceeds to the Purchaser as a result of the sale of the Shares.

          Section 7.2. Indemnification Procedure. Any party entitled to indemnification under this Article 7 (an "Indemnified Party") will give prompt written notice to the indemnifying party of any matters giving rise to a claim for indemnification; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article 7 except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any action, proceeding or claim is brought against an Indemnified Party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of counsel to the Indemnified Party a conflict of interest between it and the indemnifying party may exist with respect of such action, proceeding or claim, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. In the event that the indemnifying party advises an Indemnified Party that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the Indemnified Party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the Indemnified Party's costs (including reasonable attorneys' fees, charges and disbursements) and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The Indemnified Party shall cooperate fully with the indemnifying party in connection with any settlement negotiations or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party, which relates to such action or claim. The indemnifying party shall keep the Indemnified Party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the Indemnified Party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent. Notwithstanding anything in this Article 7 to the contrary, the indemnifying party shall not, without the Indemnified Party's prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the Indemnified Party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect of such claim. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the Indemnified Party against the indemnifying party or others, and
(b) any liabilities to which the indemnifying party may be subject.

                                    ARTICLE 8

                                  MISCELLANEOUS

          Section 8.1. Fees and Expenses. Each of the parties to this Agreement shall pay its own fees and expenses related to the transactions contemplated by this Agreement except that the Company shall deliver to the Purchaser a letter from the Company to its transfer agent instructing the transfer agent to immediately issue 30,000 shares of Common Stock (the "Transfer Agent Letter") to the Purchaser and such shares shall be delivered to the Purchaser within 5 Trading Days of the Closing Date. The Company shall pay all stamp or other similar taxes and duties levied in connection with issuance of the Shares pursuant hereto.

          Section 8.2. Specific Enforcement. The Company and the Purchaser acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

          Section 8.3. Entire Agreement; Amendment. The Transaction Documents contain the entire understanding of the parties with respect to the matters covered in the Transaction Documents. No provision of this Agreement may be waived or amended other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought and no condition to closing any Draw Down in favor of the Purchaser may be waived by the Purchaser.

          Section 8.4. Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company:                  eMagin Corporation
                                    2070 Route 52
                                    Hopewell Junction, NY  12533
                                    Attn:  Gary W. Jones
                                    Tel:  (845) 892-1910
                                    Fax:  (845) 892-1935


If to Purchaser:                    As set forth on the signature page hereto.



          Any party hereto may from time to time change its address for notices by giving written notice of such changed address to the other party hereto in accordance herewith.

          Section 8.5. Waivers. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

          Section 8.6. Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

          Section 8.7. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. The parties hereto may not amend this Agreement or any rights or obligations hereunder without the prior written consent of the Company and the Purchaser. This Agreement may not be assigned by either party without the prior written consent of the other party.

          Section 8.8. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

          Section 8.9. Governing Law/Arbitration. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the choice of law provisions. The Company and the Purchaser agree to exclusively submit themselves to the in personam jurisdiction of the state and federal courts situated within the Southern District of the State of New York with regard to any controversy arising out of or relating to this Agreement. Any dispute under this Agreement or any Exhibit attached hereto shall be submitted to arbitration under the American Arbitration Association (the "AAA") in New York City, New York, and shall be finally and conclusively determined by the decision of a board of arbitration consisting of three (3) members (hereinafter referred to as the "Board of Arbitration") selected as according to the rules governing the AAA. The Board of Arbitration shall meet on consecutive business days in New York City, New York, and shall reach and render a decision in writing (concurred in by a majority of the members of the Board of Arbitration) with respect to the amount, if any, which the losing party is required to pay to the other party in respect of a claim filed. In connection with rendering its decisions, the Board of Arbitration shall adopt and follow the laws of the State of New York. To the extent practical, decisions of the Board of Arbitration shall be rendered no more than thirty (30) calendar days following commencement of proceedings with respect thereto. The Board of Arbitration shall cause its written decision to be delivered to all parties involved in the dispute. The Board of Arbitration shall be authorized and is directed to enter a default judgment against any party refusing to participate in the arbitration proceeding within thirty days of any deadline for such participation. Any decision made by the Board of Arbitration (either prior to or after the expiration of such thirty (30) calendar day period) shall be final, binding and conclusive on the parties to the dispute, and entitled to be enforced to the fullest extent permitted by law and entered in any court of competent jurisdiction. The prevailing party shall be awarded its costs, including attorneys' fees, from the non-prevailing party as part of the arbitration award. Any party shall have the right to seek injunctive relief from any court of competent jurisdiction in any case where such relief is available. The prevailing party in such injunctive action shall be awarded its costs, including reasonable attorneys' fees, from the non-prevailing party.

          Section 8.10. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. Execution may be made by delivery by facsimile.

          Section 8.11. Publicity. Neither the Company nor the Purchaser shall issue any press release or otherwise make any public statement or announcement with respect to this Agreement or the transactions contemplated hereby or the existence of this Agreement, without the prior written consent of the other party. After the Initial Closing, the Company may issue a press release or otherwise make a public statement or announcement with respect to this Agreement or the transactions contemplated hereby or the existence of this Agreement; provided, however, that prior to issuing any such press release, making any such public statement or announcement, the Company obtains the prior consent of the Purchaser, which consent shall not be unreasonably withheld or delayed.

          Section 8.12. Severability. The provisions of this Agreement are severable and, in the event that The Board of Arbitration or any court or officials of any regulatory agency of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible, so long as such construction does not materially adversely affect the economic rights of either party hereto.

          Section 8.13. Further Assurances. From and after the date of this Agreement, upon the request of the Purchaser or the Company, each of the Company and the Purchaser shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

          Section 8.14. Effectiveness of Agreement. This Agreement shall become effective only upon satisfaction of the conditions precedent to the Initial Closing set forth in Article I of the Escrow Agreement.

                                    ARTICLE 9

                                   DEFINITIONS

          Section 9.1. Certain Definitions.

                    (a) "Commencement Date" shall have the meaning assigned to such term in Section 5.1(f) hereof.

                    (b) "Commitment Amount" shall have the meaning assigned to such term in Section 1.1 hereof.

                    (c)  "Commitment   Period"  shall  mean  the  period  of  36
          consecutive months commencing immediately after the Effective Date.

                    (d) "Common Stock" shall mean the Company's common stock, $0.001 par value per share.

                    (e) "Consolidation Event" shall mean a sale of all or substantially all of the Company's assets or a merger pursuant to which the holders of the voting securities of the Company prior to the merger do not own a majority of the voting securities of the surviving entity.

                    (f) "Disclosure Letter" shall mean the separate disclosure letter prepared by the Company and delivered concurrently herewith.

                    (g) "Draw Down" shall have the meaning assigned to such term in Section 5.1(a) hereof.

                    (h) "Draw Down Notice" shall have the meaning assigned to such term in Section 5.1(f) hereof.

                    (i) "Draw Down Pricing Period" shall mean a period of 10 consecutive Trading Days beginning on the date specified in the Draw Down Notice; provided, however, the Draw Down Pricing Period shall not begin before the day on which receipt of such notice is delivered to Purchaser Pursuant to Section 8.4 herein.

                    (j) "DTC"  shall have the  meaning  assigned to such term in
          Section 5.1(g).

                    (k) "DWAC"  shall have the meaning  assigned to such term in
          Section 5.1(g).

                    (l) "Effective Date" shall mean the date the Registration Statement of the Company covering the Shares being subscribed for hereby is declared effective by the SEC.

                    (m) "Exchange Act" shall mean the Securities Exchange Act of
          1934,  as  amended,   and  the  rules  and   regulations   promulgated
          thereunder.

                    (n) "GAAP" shall mean the United States Generally Accepted Accounting Principles as those conventions, rules and procedures are determined by the Financial Accounting Standards Board and its predecessor agencies.

                    (o) "Initial Closing" shall have the meaning assigned to such term in Section 1.2 hereof.

                    (p) "Initial Closing Date" shall have the meaning assigned to such term in Section 1.2 hereof.

                    (q) "Investment Amount" shall have the meaning assigned to such term in Section 5.1(f) hereof.

                    (r) "Material  Adverse Effect" shall mean any adverse effect on the business, operations, properties or financial condition of the Company that is material and adverse to the Company and its subsidiaries and affiliates, taken as a whole and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its material obligations under this Agreement or the Registration Rights Agreement or to perform its obligations under any other Material Agreement.

                    (s) "Material Agreement" shall mean any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, a copy of which is required to be filed with the SEC as an exhibit to any of the SEC Documents.

                    (t) "Principal Market" shall mean initially the American Stock Exchange and shall include the Nasdaq National Market, the Nasdaq Small-Cap Market, the New York Stock Exchange and the OTC Bulletin Board if the Company becomes listed and trades on such market or exchange after the date hereof.

                    (u) "Purchase Price" shall mean, with respect to Shares purchased during each applicable Settlement Period, if the average of the VWAPs during the 10 Trading Days immediately prior to the applicable Draw Down Notice is less than $4.00 per share, 88% (the "Purchase Price Percentage") of the VWAP on the date in question during such Draw Down Pricing Period and if the average of the VWAPs during the 10 Trading Days immediately prior to the applicable Draw Down Notice is greater than $4 per share but less than $6 per share, 90% of the VWAP on the date in question during such Draw Down Pricing Period and if the average of the VWAPs during the 10 Trading Days immediately prior to the applicable Draw Down Notice is greater than $6 per share, 92% of the VWAP on the date in question during such Draw Down Pricing Period . Notwithstanding anything herein to the contrary, in the event any Draw Downs are exercised during any periods the Trading Cushion is reduced because of a Special Activity or the Common Stock is listed on the OTC Bulletin Board, the Purchase Price Percentage, as to such Draw Downs, shall be reduced by an additional 3% from the amount specified above.

                    (v) "Registration Statement" shall mean the registration statement under the Securities Act, to be filed with the Securities and Exchange Commission for the registration of the Shares pursuant to the Registration Rights Agreement attached hereto as Exhibit A (the "Registration Rights Agreement).

                    (w) "SEC" shall mean the Securities and Exchange Commission.

                    (x) "SEC Documents" shall mean the Company's latest Form 10-K or Form 10-KSB as of the time in question, all Forms 10-Q or 10-QSB and 8-K filed thereafter, and the Proxy Statement for its latest fiscal year as of the time in question, in

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

          each case, together with all exhibits, supplements, amendments and schedules thereto, and all documents incorporated by reference therein until such time as the Company no longer has an obligation to maintain the effectiveness of a Registration Statement as set forth in the Registration Rights Agreement.

                    (y) "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                    (z) "Settlement" shall mean the delivery of the Draw Down Shares into the Purchaser's DTC account via DTC's DWAC system in exchange for payment therefor.

                    (aa) "Settlement Date" shall have the meaning assigned to such term in Section 5.1(b).

                    (bb) "Settlement Period" shall have the meaning assigned to such term in Section 5.1(b).

                    (cc) "Shares" shall mean, collectively, the shares of Common Stock of the Company being subscribed for hereunder (the "Draw Down Shares") and the shares of Common Stock issuable upon exercise of the Warrant (the "Warrant Shares").

                    (dd) "Special  Activity"  shall mean any one-time charge the
          Company   expects  to  incur  for  any  reason,   including,   without
          limitation, in connection with the acquisition of another business.

                    (ee) "Threshold Price" shall mean the price per Share designated by the Company as the lowest VWAP during any Draw Down Pricing Period at which the Company shall sell its Common Stock in accordance with this Agreement.

                    (ff) "Trading Cushion" shall mean the mandatory 10 Trading Days between Draw Down Pricing Periods; except that, in the event the Company gives the Purchaser 10 days notice of a Special Activity, the Trading Cushion shall be adjusted to 4 Trading Days for a period of 7 consecutive weeks.

                    (gg) "Trading Day" shall mean any day on which the Principal Market is open for business.

                    (hh) "Transaction Documents" shall mean this Agreement, the Registration Rights Agreement and the Escrow Agreement.

                    (ii) "VWAP" shall mean the daily volume weighted average price of the Company's Common Stock on the Principal Market as reported by the American Stock Exchange (based on a trading day from 9:30 a.m. Eastern Time to 4:00 p.m. ET) on the date in question or if such entity no longer reports such information, than by another reputable source mutually agreed to by the parties.

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

                    (jj)  "Warrant"   shall  mean  the  warrant  issued  to  the
          Purchaser pursuant to Section 4.2(f) hereof.

                            [SIGNATURE PAGE FOLLOWS]

               [SIGNATURE PAGE TO EQUITY LINE PURCHASE AGREEMENT]



          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officer as of this __ day of March, 2002.



                                        eMAGIN CORPORATION



                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


Address:                                NORTHWIND ASSOCIATES, INC.
--------



                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

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